Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Aldeyra Therapeutics, Inc.

Burlington, Massachusetts

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 4 to the Registration Statement on Form S-1 of our report dated March 17, 2014 , relating to the financial statements of Aldeyra Therapeutics, Inc. (formerly known as Aldexa Therapeutics, Inc.), which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Boston, Massachusetts

April 4, 2014